UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2007 (March 7, 2007)

Brookdale Senior Living Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash Avenue, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On March 7, 2007, the Compensation Committee of the Board of Directors of Brookdale Senior Living Inc. (the “Company”) authorized the payment of bonuses to certain members of management, including the Company’s executive officers, with respect to fiscal 2006 performance. Pursuant to the Compensation Committee’s action, the following individuals, who include the Company’s principal executive officers, the Company’s principal financial officer and those officers who were classified as “named executive officers” in the Company’s 2006 Proxy Statement, were awarded the cash bonuses set forth below:

Mark J. Schulte, Co-Chief Executive Officer	$50,000
W.E. Sheriff, Co-Chief Executive Officer	$187,046
Mark W. Ohlendorf, Co-President	$100,000
John P. Rijos, Co-President	$50,000
R. Stanley Young, Executive Vice President and Chief Financial Officer	$37,500
Kristin A. Ferge, Executive Vice President, Chief Administrative Officer and Treasurer	$37,500

In addition to the cash bonuses set forth above, and in recognition of the Company’s fiscal 2006 performance, certain of these individuals were granted awards of common stock under the Company’s Omnibus Stock Incentive Plan. The number of vested and unvested shares of common stock awarded to each such individual is set forth below:

	Vested Shares	Unvested Shares
Mr. Schulte	1,110	2,221
Mr. Ohlendorf	2,221	4,442
Mr. Rijos	1,110	2,221

Mr. Young	832	-
Ms. Ferge	832	1,665

The unvested shares will vest ratably in three annual installments beginning on the first anniversary of the date of grant, subject to an officer’s continued employment. Each of the officers will also be entitled to receive dividends on the unvested shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date: March 13, 2007	By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel

and Secretary

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